Exhibit 99.1


                        Press Release Dated June 8, 2006




  Digital Recorders, Inc. Announces E Ink(R) Display Systems and Notes Further
                    Progress on Transit and Security Funding


     DALLAS--(BUSINESS WIRE)--June 8, 2006--Digital Recorders, Inc.
(Nasdaq:TBUS):

     -- New E Ink(R) Display Systems to be Demonstrated on Passenger Rail Vehicles in 2006

     -- U.S. House of Representatives Fully Funds FY2007 Transit Program at Record Level and Adds $50 Million to Transit Security Funding in Homeland Security Bill

     --   Company Backlog of Orders and Revenue Trend Increasing

     Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today it has been working with Vossloh Information Technologies Karlsfeld GmbH (Vossloh IT) of Germany to introduce new electronic ink (E Ink(R)) display systems to the U.S. transit market, which will be marketed through the Company's TwinVision na, Inc. (TVna) business unit in Research Triangle Park, N.C.
     "You may recall that we announced a strategic alliance relationship with Vossloh IT back in May 2003. We have been working with Vossloh IT to bring E Ink(R) display systems to the U.S. transit market. Our efforts have led to a technologically advanced display product that will be demonstrated by DRI on U.S. passenger rail vehicles for the first time later this year. At this stage, we envision the applications to be more suited for our rail vehicle and interior applications. However, as development continues, we do expect potential applications to increase. We do not expect this new display technology to be material to our 2006 revenue, but it could potentially open new opportunities in 2007 and beyond," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
     DRI Chief Technology Officer Lawrence A. Hagemann said, "The evolving technology and features of the E Ink(R) display system in the fixed and mobile passenger information systems confirms our enthusiasm for this new display technology. It is ideally suited for transit demands of low power requirements, high contrast readability in direct sunlight, and minimum overall life cycle costs for both on-board vehicle use and wayside signage applications. Both full-character and segmented displays are possible using these extremely thin, light-weight, E Ink(R) display cells that consume minimal power. Vossloh IT field trials on both wayside and rail vehicles in Europe are now taking place."
     For more information about Vossloh IT and E Ink(R) display technology, refer to http://www.vit.vossloh.de/fs_cms/en/index.html. For more information about the Company's TVna business unit, go to www.twinvisionsigns.com.

     E Ink(R) is a registered trademark of the E Ink Corporation in Cambridge, Mass.

     U.S. TRANSIT AND TRANSIT SECURITY FUNDING

     According to the American Public Transportation Association (APTA), the U.S. House of Representatives' (the House) Appropriations Subcommittee on Transportation approved the draft fiscal year 2007 bill that funds Federal Transit Administration programs on May 25, 2006. The approved draft sets a record high of $8.975 billion with authorized and guaranteed funding provided by SAFETEA-LU (P.L. 109-59) for the federal government's fiscal year 2007 - a 5.5 percent increase over the final amount appropriated for fiscal year 2006.
     According to APTA, the House also began consideration of the fiscal year 2007 Homeland Security Appropriations bill (H.R. 5441) on May 25, 2006. During consideration of that bill on the House floor, the House agreed to an amendment that increased funding for transit and passenger rail grants by $50 million, increasing the total funding in the bill for these programs to $200 million. The original version of the bill, as reported out of the House Appropriations Committee, contained only $150 million for transit and passenger rail security grants - the same amount provided in fiscal year 2005 and 2006 Homeland Security Appropriations laws (P.L. 108-334 and P.L. 109-90).
     Although the House did not complete consideration of the fiscal year 2007 bill prior to its week-long Memorial Day recess, APTA anticipates it will do so when it reconvenes. In the Senate, the Appropriations Committee has not yet scheduled its subcommittee markup of the fiscal year 2007 Homeland Security bill.
     Mr. Turney said, "We are very excited to see the House's record-high funding increases for transit and the increased transit security funding during fiscal year 2007. These increases, if sustained through the full process, could positively impact orders for new bus builds and retrofit projects as we enter 2007. Additionally, the increased funding may ultimately lead to more orders for security-related equipment - including the high quality, affordable products designed and manufactured by DRI's business units and division in North Carolina. Our backlog of orders is growing and our revenue is already on an increasing trend, progress that should continue as the positive U.S. federal funding trends continue."

     ABOUT THE COMPANY

     Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

     FORWARD-LOOKING STATEMENTS

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements about our ongoing relationship with Vossloh IT, the expected demand for E Ink(R) display systems, the anticipated outcome of field trials on both wayside and rail vehicles currently being conducted in Europe, and the anticipated demonstration introduction of the product in the U.S., the expected outcome of U.S. transit and transit security funding for fiscal year 2007, the expected outcome of the Company's orders backlog and revenue trends, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties pertaining to our ongoing relationship with Vossloh IT, the expected demand for E Ink(R) display systems, the anticipated outcome of field trials on both wayside and rail vehicles currently being conducted in Europe, the anticipated demonstration introduction of the product in the U.S., the anticipated outcome for U.S. transit and transit security funding for fiscal year 2007, the expected outcome of the Company's orders backlog and revenue trends, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com